        As filed with the Securities and Exchange Commission on July __, 1997
                                                     Registration No. 333-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                    _____________
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                    _____________
                              ALARMGUARD HOLDINGS, INC.
                (Exact name of Registrant as specified in its charter)

              Delaware                                  33-0318116
   (State or other jurisdiction of                    (IRS Employer
    incorporation or organization)                  Identification No.)
                                     _____________
                                  125 Frontage Road
                              Orange, Connecticut  06477
                                    (203) 795-9000
            (Address, including zip code, of principal executive offices)
                                    ______________
                         1997 LONG-TERM STOCK INCENTIVE PLAN
                               (Full title of the Plan)
                                    _____________
                                Russell R. MacDonnell
                               Chief Executive Officer
                              Alarmguard Holdings, Inc.
                                  125 Frontage Road
                              Orange, Connecticut  06477
                                    (203) 795-9000
          (Name, address, and telephone number, including area code, of agent for service)
                                    _____________
                                      Copies to:
                                 David P. Blea, Esq.
                             Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                               New York, New York 10178
                                    (212) 309-6000

                            CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum        Proposed maximum
Title of securities            Amount to be            offering           aggregate offering          Amount of
to be registered              registered (1)      price per Share (2)            price            registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.0001 per
share                       770,000 shares              $7.50                  $5,775,000               $1,750
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Plan.
(2) Calculated pursuant to Rules 457(h)(1), based upon price at which certain options under the Plan may be exercised.

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.


Item 2.   Registrant Information and Employee Plan Annual Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Alarmguard Holdings, Inc., a Delaware corporation (formerly known as Triton Group Ltd.) (the "Registrant"), are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 as filed with the Commission on June 30, 1997;

          (b) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1996;

          (c) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1996;

          (d) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1996;

          (e) The Registrant's Current Report on Form 8-K dated April 15, 1997, filed with the Commission on April 22, 1997 (as amended on Form 8-K/A filed June 20, 1997);

          (f) The Registrant's Current Report on Form 8-K dated May 1, 1997, filed with the Commission on May 15, 1997 (as amended on Form 8-K/A filed June 20, 1997);

          (g) The Registrant's Proxy Statement/Prospectus (File No. 333-23307) relating to 2,923,371 shares of the Registrant's common stock, par value $.0001 per share (the "Common Stock"), filed with the Commission on March 14, 1997; and

          (h) The description of the Common Stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registrant's Proxy Statement/Prospectus referred to in Item 3(f) above, including any amendments or reports filed for the purpose of updating such description.

     In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein, or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Second Amended and Restated Certificate of Incorporation (the "Charter") provides that the Registrant shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     The Charter provides that the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

     The Charter requires that the Registrant provide, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnification for each director and officer of the Registrant from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.


Item 7.   Exemption from Registration.

     Not applicable.

Item 8.   Exhibits.

     Exhibit   Description

      4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrants Registration Statement on Form S-4 (File
               No. 333-23307)).

      4.2 Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant's Registration Statement on Form S-4 (File No. 333-23307)).

      4.3 Form of certificate evidencing ownership of common stock, par value $.0001 per share, of the Registrant (incorporated by reference to Exhibit 4.04 to the Registrant's Registration Statement on Form S-4 (File No. 333-23307)).

      4.4 Alarmguard Holdings, Inc.'s 1997 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.25 to the Registrant's Registration Statement on Form S-4 (File No. 333-23307)).

      5*       Opinion of Morgan, Lewis & Bockius LLP.

     23.1*     Consent of Ernst & Young LLP.

     23.2*     Consent of Ernst & Young LLP.

     23.3*     Consent of Price Waterhouse LLP.

     23.4*     Consent of Price Waterhouse LLP.

     23.5*     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
               5).

     23.6*     Consent of  Deloitte & Touche LLP.

     24        Powers of Attorney (included on signature pages hereof).

_____________________________
     *    Filed herewith.

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, Connecticut, July 1, 1997.

                                        ALARMGUARD HOLDINGS, INC.


                                        By: /s/ Russell R. MacDonnell
                                            -------------------------
                                            Russell R. MacDonnell
                                            Chief Executive Officer


                                  POWERS OF ATTORNEY

     Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Russell R. MacDonnell and David Heidecorn, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Alarmguard Holdings, Inc.) to sign and file any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto, and other documents in connection therewith with the Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or this or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

     Signature              Title                               Date
     ---------              -----                               ----


/s/ Russell R. MacDonnell
-------------------------   Director, Chairman of the Board,   July 1, 1997
Russell R. MacDonnell       President and Chief Executive
                            Officer

/s/ David Heidecorn
-------------------------   Director, Executive Vice President July 1, 1997
David Heidecorn             and Chief Financial Officer

/s/ Michael M. Earley
-------------------------   Director                           July 1, 1997
Michael M. Earley

/s/ Stuart L. Bell
-------------------------   Director                           July 1, 1997
Stuart L. Bell

/s/ Stephen L. Green
-------------------------   Director                           July 1, 1997
Stephen L. Green

/s/ Michael E. Cahr
-------------------------   Director                           July 1, 1997
Michael E. Cahr

/s/ Thomas W. Janes
-------------------------   Director                           July 1, 1997
Thomas W. Janes

                                    EXHIBIT INDEX


Exhibit        Description                                 Sequentially
-------        -----------                                 Numbered Page
                                                           -------------

4.1           Second Amended and Restated
              Certificate of Incorporation of the
              Registrant (incorporated by
              reference to Exhibit 3.03 to the
              Registrant's Registration Statement
              on Form S-4 (File No. 333-23307)).


4.2           Second Amended and Restated By-laws
              of the Registrant (incorporated by
              reference to Exhibit 3.04 to the
              Registrant's Registration Statement
              on Form S-4 (File No. 333-23307)).

4.3           Form of certificate evidencing
              ownership of the Registrant's
              common stock, par value $.0001 per
              share (incorporated by reference to
              Exhibit 4.04 to the Registrant's
              Registration Statement on Form S-4
              (File No. 333-23307)).

4.4           Alarmguard Holdings, Inc. 1997
              Long-Term Stock Incentive Plan
              (incorporated by reference to
              Exhibit 10.25 to the Registrant's
              Registration Statement on Form S-4
              (File No. 333-23307)).

5 *           Opinion of Morgan, Lewis & Bockius
              LLP.

23.1 *        Consent of Ernst & Young LLP.

23.2*         Consent of Ernst & Young LLP.

23.3*         Consent of Price Waterhouse LLP.

23.4*         Consent of Price Waterhouse LLP.

23.5*         Consent of Morgan, Lewis & Bockius
              LLP (included in Exhibit 5).

23.6*         Consent of  Deloitte & Touche LLP.

24            Powers of Attorney (included on
              signature pages hereto).

_____________________________
    *    Filed herewith.